Exhibit 20.14

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.92%
Delinquency Rate:	30 to 59 days	1.25%
	60 to 89 days	0.81%
	90 + days	1.78%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	20.34%
	Weighted Average Coupon	6.21%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	9.94%

Excess Spread Percentage:	Oct-05	2.70%
	Sep-05	7.64%
	Aug-05	9.11%
	3-Month Average Excess Spread	6.48%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2005

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		17.92%
Delinquency Rate:	30 to 59 days	1.25%
	60 to 89 days	0.81%
	90 + days	1.78%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	20.34%
	Weighted Average Coupon	4.64%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	9.94%

Excess Spread Percentage:	Oct-05	4.26%
	Sep-05	9.67%
	Aug-05	11.21%
	3-Month Average Excess Spread	8.38%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2005

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1000MM
Expected Maturity (Class A)		08/15/2007

Gross Monthly Payment Rate		17.92%
Delinquency Rate:	30 to 59 days	1.25%
	60 to 89 days	0.81%
	90 + days	1.78%

Excess Spread Analysis

	Series	COMT 2000-3
	Portfolio Yield	20.34%
	Weighted Average Coupon	4.66%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	9.94%

Excess Spread Percentage:	Oct-05	3.74%
	Sep-05	9.16%
	Aug-05	10.69%
	3-Month Average Excess Spread	7.86%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2005

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200MM	$1200MM	$750MM	$1000MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		17.92%	17.92%	17.92%	17.92%
Delinquency Rate:	30 to 59 days	1.25%	1.25%	1.25%	1.25%
	60 to 89 days	0.81%	0.81%	0.81%	0.81%
	90 + days	1.78%	1.78%	1.78%	1.78%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	20.34%	20.34%	20.34%	20.34%
	Weighted Average Coupon	4.35%	5.38%	5.32%	5.19%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	9.94%	9.94%	9.94%	9.94%

Excess Spread Percentage:	Oct-05	4.05%	3.03%	3.09%	3.22%
	Sep-05	9.41%	7.94%	8.01%	8.14%
	Aug-05	10.98%	9.45%	9.50%	9.63%
	3-Month Average Excess Spread	8.15%	6.81%	6.87%	7.00%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2005

Capital One Master Trust (COMT)

Series		COMT 2001-6	COMT 2001-8
Size		$1300MM	$1000MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		17.92%	17.92%
Delinquency Rate:	30 to 59 days	1.25%	1.25%
	60 to 89 days	0.81%	0.81%
	90 + days	1.78%	1.78%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	20.34%	20.34%
	Weighted Average Coupon	4.50%	4.62%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	9.94%	9.94%

Excess Spread Percentage:	Oct-05	3.90%	3.79%
	Sep-05	9.30%	8.71%
	Aug-05	10.84%	10.20%
	3-Month Average Excess Spread	8.01%	7.57%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2005

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000MM	$620MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		17.92%	17.92%	17.92%
Delinquency Rate:	30 to 59 days	1.25%	1.25%	1.25%
	60 to 89 days	0.81%	0.81%	0.81%
	90 + days	1.78%	1.78%	1.78%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	20.34%	20.34%	20.34%
	Weighted Average Coupon	4.38%	4.32%	4.89%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	9.94%	9.94%	9.94%

Excess Spread Percentage:	Oct-05	4.02%	4.09%	3.51%
	Sep-05	9.38%	9.44%	8.43%
	Aug-05	10.96%	11.02%	9.93%
	3-Month Average Excess Spread	8.12%	8.18%	7.29%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.